INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-93006 on Form S-3 and Registration Statement Nos. 33-60549, 33-68646, 33-68648, 33-86616, 33-93006, 33-96950, 333-40973, 333-40981, 333-75803,
333-84705, 333-46572, 333-46576, and 333-81438 of ValueVision Media, Inc. on
Form S-8 of our report dated August 16, 2002 on Ralph Lauren Media, Inc. Financial Statements for the years ended December 29, 2001 and December 30, 2000, appearing in this Annual Report on Form 10-K of ValueVision Media, Inc. for the year ended January 31, 2003.


/s/ Deloitte & Touche LLP

Parsippany, NJ
April 29, 2003